Exhibit 10.6

Execution Version

LIMITED WAIVER

This LIMITED WAIVER (this “Waiver”), dated as of December 10, 2020, is entered into by and among NEOS THERAPEUTICS, INC., a Delaware corporation (the “Borrower”), NEOS THERAPEUTICS COMMERCIAL, LLC, a Delaware limited liability company (“Commercial”), NEOS THERAPEUTICS BRANDS, LLC, a Delaware limited liability company (“Brands”), NEOS THERAPEUTICS, LP, a Texas limited partnership (“Neos LP”), and PHARMAFAB TEXAS, LLC, a Texas limited liability company (“PharmaFab”, together with Commercial, Brands and Neos LP, each individually a “Guarantor”, and collectively, the “Guarantors”), DEERFIELD PRIVATE DESIGN FUND III, L.P. (“DP3”) and DEERFIELD PARTNERS, L.P. (“DP”; and together with DP3, collectively, the “Lenders” and each, a “Lender”) and DEERFIELD MGMT, L.P., as collateral agent for itself, the Lenders and the other Secured Parties (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower and the Lenders are parties to that certain Facility Agreement, dated as of May 11, 2016 (as amended by (a) that certain First Amendment to Facility Agreement, dated as of June 1, 2017, by and among the Borrower, the Guarantors party thereto and the Lenders, (b) that certain Second Amendment to Facility Agreement, dated as of November 5, 2018, by and among the Borrower, the Guarantors party thereto and the Lenders, (c) that certain Third Amendment to Facility Agreement, dated as of March 26, 2019, by and among the Borrower, the Guarantors party thereto and the Lenders, (d) that certain Fourth Amendment to Facility Agreement, dated as of October 2, 2019, by and among the Borrower, the Guarantors party thereto and the Lenders, (e) that certain Consent, dated as of April 6, 2020, by and among the Borrower, the Guarantors party thereto and the Lenders, (f) that certain Fifth Amendment to Facility Agreement, dated as of May 6, 2020, by and among the Borrower, the Guarantors party thereto and the Lenders, (g) that certain Limited Waiver (the “August 2020 Waiver”), dated as of August 10, 2020, by and among the Borrower, the Guarantors party thereto and the Lenders; and (h) that certain Limited Waiver (the “November 2020 Waiver”), dated as of November 6, 2020, by and among the Borrower, the Guarantors party thereto and the Lenders, and as further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Facility Agreement;” and the Existing Facility Agreement, as modified by this Waiver, the “Facility Agreement”), pursuant to which the Lenders agreed to make certain loans and other financial accommodations to Borrower;

WHEREAS, pursuant to Section 5.1(v) of the Existing Facility Agreement, no financial statements delivered under such Section shall include any explanatory paragraph expressing substantial doubt as to going concern status (a “Going Concern Exception;” and the requirement that there be no such Going Concern Exception, the “Going Concern Condition”);

WHEREAS, the Borrower (a) previously notified the Lenders and the Collateral Agent that the quarterly financial statements of the Borrower and its Subsidiaries with respect to the fiscal quarter ended June 30, 2020 (the “Initial Subject Fiscal Quarter”), would contain a Going Concern Exception; (b) has notified the Lenders and the Collateral Agent that the quarterly financial statements of the Borrower and its Subsidiaries with respect to the fiscal quarter ended September 30, 2020; (the “Q3 Subject Fiscal Quarter”); and (c) has notified the Lenders and the Collateral Agent that each of (i) the quarterly and annual financial statements of the Borrower and its Subsidiaries with respect to the fiscal quarter and year ending December 31, 2020 (the “Q4 Subject Fiscal Quarter”), (ii) the quarterly financial statements of the Borrower and its Subsidiaries with respect to the fiscal quarter ending March 31, 2021 (the “Q1-21 Subject Fiscal Quarter”) and (iii) the quarterly financial statements of the Borrower and its Subsidiaries with respect to the fiscal quarter ending June 30, 2021 (the “Q2-21 Subject Fiscal Quarter”; and together with the Initial Subject Fiscal Quarter, the Q3 Subject Fiscal Quarter, the Q4 Subject Fiscal Quarter, the Q1-21 Subject Fiscal Quarter and the Q2-21 Subject Fiscal Quarter, each a “Subject Fiscal Quarter” and collectively, the “Subject Fiscal Quarters”), may contain a Going Concern Exception;

WHEREAS, pursuant to the August 2020 Waiver, the Borrower requested, and the Lenders and the Collateral Agent agreed, to irrevocably waive the Going Concern Condition solely with respect to the Initial Subject Fiscal Quarter and solely during the period commencing on August 10, 2020 and ending on the earliest to occur of (a) the date on which the quarterly financial statements for the fiscal quarter ending September 30, 2020, are filed with the SEC, (b) November 9, 2020 and c) the first date after August 10, 2020 on which an Event of Default (other than, for the avoidance of doubt, an Event of Default arising solely as a result of the failure of the Borrower to satisfy the Going Concern Condition with respect to the Initial Subject Fiscal Quarter) has occurred and is continuing under the Facility Agreement;

WHEREAS, pursuant to the November 2020 Waiver, the Borrower requested, and the Lenders and the Collateral Agent agreed, to extend the duration of waivers granted under the August 2020 Waiver solely during the pendency of the Existing Waiver Period (as defined below), and to irrevocably waive the Going Concern Condition solely with respect to the Q3 Subject Fiscal Quarter and solely during the period commencing on November 6, 2020 and ending on the earliest to occur of (a) the date on which the quarterly financial statements for the fiscal quarter and year ending December 31, 2020, are filed with the SEC, (b) March 31, 2021, and (c) the first date after November 6, 2020 on which an Event of Default (other than, for the avoidance of doubt, an Event of Default arising solely as a result of the failure of the Borrower to satisfy the Going Concern Condition with respect to the Initial Subject Fiscal Quarter) has occurred and is continuing under the Facility Agreement (such period, the “Existing Waiver Period”);

WHEREAS, the Borrower is contemporaneously entering into that certain Agreement and Plan of Merger, among Aytu Bioscience, Inc., a Delaware corporation (“Aytu”), and Neutron Acquisition Sub, Inc., a Delaware corporation, dated as of the date hereof (the “Merger Agreement” and the merger contemplated thereby, the “Merger”), and in connection therewith, the Lenders, the Borrower and Aytu are entering into a letter agreement, dated as of the date hereof (the “Letter Agreement”);

WHEREAS, the Letter Agreement and the waivers granted hereunder will expire on the earliest to occur of (a) the consummation of the Merger, (b) any termination of the Merger Agreement, and (c) September 10, 2021 (such earliest date, the “Merger-Related Termination Date”);

WHEREAS, the Borrower has requested that the Lenders and the Collateral Agent extend the Existing Waiver Period and continue to irrevocably waive the Going Concern Condition solely with respect to (a) the Initial Subject Fiscal Quarter, solely during the period commencing on August 10, 2020 and ending on the earlier to occur of (i) the first date following the waiver on which an Event of Default has occurred and is continuing (other than, for the avoidance of doubt, an Event of Default arising solely as a result of the failure of the Borrower to satisfy the Going Concern Condition with respect to any Subject Fiscal Quarter) has occurred and is continuing under the Facility Agreement and (ii) the Merger-Related Termination Date (the “Extended Waiver Period”) and (b) the Q3 Subject Fiscal Quarter, solely during the period commencing on November 6, 2020 and ending on the conclusion of the Extended Waiver Period;

WHEREAS, the Borrower has requested that the Lenders and the Collateral Agent irrevocably waive the Going Concern Condition (a) solely with respect to the Q4 Subject Fiscal Quarter and solely with respect to the period commencing on the date on which the financial statements for the fiscal year ending December 31, 2020, are filed with the SEC and ending on the earlier to occur of (i) the first date following the waiver on which an Event of Default has occurred and is continuing (other than, for the avoidance of doubt, an Event of Default arising solely as a result of the failure of the Borrower to satisfy the Going Concern Condition with respect to any Subject Fiscal Quarter) has occurred and is continuing under the Facility Agreement and (ii) the Merger-Related Termination Date (the “Q4 Subject Fiscal Quarter Additional Waiver Period”), (b) solely with respect to the Q1-21 Subject Fiscal Quarter and solely with respect to the period commencing on the date on which the financial statements for the fiscal quarter ending March 31, 2021, are filed with the SEC and ending on the earlier to occur of (i) the first date following the waiver on which an Event of Default has occurred and is continuing (other than, for the avoidance of doubt, an Event of Default arising solely as a result of the failure of the Borrower to satisfy the Going Concern Condition with respect to any Subject Fiscal Quarter) has occurred and is continuing under the Facility Agreement and (ii) the Merger-Related Termination Date (the “Q1-21 Subject Fiscal Quarter Additional Waiver Period”) and (c) solely with respect to the Q2-21 Subject Fiscal Quarter and solely with respect to the period commencing on the date on which the financial statements for the fiscal quarter ending June 30, 2021, are filed with the SEC and ending on the earlier to occur of (i) the first date following the waiver on which an Event of Default has occurred and is continuing (other than, for the avoidance of doubt, an Event of Default arising solely as a result of the failure of the Borrower to satisfy the Going Concern Condition with respect to any Subject Fiscal Quarter) has occurred and is continuing under the Facility Agreement, and (ii) the Merger-Related Termination Date (the “Q2-21 Subject Fiscal Quarter Additional Waiver Period”; and together with the Q4 Additional Waiver Period, the Q1-21 Additional Waiver Period and the Extended Waiver Periods, the “Waiver Periods”; and each, a “Waiver Period”); and

WHEREAS, on the terms and subject to the conditions set forth herein, the Lenders party hereto, constituting at least Required Lenders, are willing to waive the Going Concern Condition solely with respect to each Subject Fiscal Quarter and solely during the pendency of the Waiver Period applicable thereto;

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.    Defined Terms. Capitalized terms used herein (including in the preamble and recitals above) but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Facility Agreement.

SECTION 2.    Waiver. Subject to the terms and conditions of this Waiver, and in reliance upon the representations and warranties of the Loan Parties set forth in Section 4 below, the Lenders party hereto, constituting at least Required Lenders, and the Collateral Agent hereby irrevocably waive the Going Concern Condition (a) solely with respect to the Initial Subject Fiscal Quarter and the Q3 Subject Fiscal Quarter, solely during the pendency of the Extended Waiver Period, (b) solely with respect to the Q4 Subject Fiscal Quarter, solely during the pendency of the Q4 Subject Fiscal Additional Waiver Period, (c) solely with respect to the Q1-21 Subject Fiscal Quarter, solely during the pendency of the Q1-21 Subject Fiscal Additional Waiver Period and (d) solely with respect to the Q2-21 Subject Fiscal Quarter, solely during the pendency of the Q2-21 Subject Fiscal Additional Waiver Period. For the avoidance of doubt, the parties hereto acknowledge and agree that nothing contained in this Waiver or the Letter Agreement shall constitute, or obligate any of the Lenders or the Collateral Agent to grant, a waiver in respect of any financial statements of Aytu.

SECTION 3.    Conditions. The effectiveness of this Waiver is subject to the satisfaction of the following conditions precedent:

(a)       the execution and delivery of this Waiver by the Borrower, the Guarantors, the Lenders party hereto (constituting at least Required Lenders) and the Collateral Agent;

(b)       the representations and warranties in Section 4 hereof being true, correct and complete in all material respects (without duplication of any materiality qualifier), except to the extent that any such representation or warranty relates to a specific earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date (without duplication of any materiality qualifier);

(c)       on the date hereof, the Merger Agreement shall have been entered into by the Borrower and the other parties thereto, and the Letter Agreement shall have been entered into by the Borrower and the Lenders party hereto; and

(d)       immediately after giving effect to this Waiver, no Default or Event of Default has occurred and is continuing.

SECTION 4.    Representations and Warranties. Each Loan Party Obligor party hereto hereby represents and warrants to each of the Secured Parties as follows as of the date hereof:

(a)       Each Loan Party Obligor is validly existing as a corporation, limited liability company or limited partnership, as applicable, and is in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as applicable. Each Loan Party Obligor (i) has full power and authority (and all governmental licenses, authorizations, permits (including all Health Care Permits and other Permits), consents and approvals) to (A) own its properties and conduct its business and (B) to (x) enter into, and perform its obligations under, this Waiver and the other Loan Documents and (y) consummate the transactions contemplated under this Waiver and the other Loan Documents, and (ii) is duly qualified as a foreign corporation, limited liability company or limited partnership, as applicable, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license, in each case of this clause (ii), where the failure to be so qualified, licensed or in good standing could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)      The execution, delivery and performance of this Waiver and the other Loan Documents, in each case, have been duly authorized by each Loan Party Obligor, and no further consent or authorization is required by any Loan Party Obligor, any Loan Party Obligor’s board of directors (or other equivalent governing body) or the holders of any Loan Party Obligor’s Stock. This Waiver has been duly executed and delivered by each of the Loan Party Obligors and constitutes a valid, legal and binding obligation of each Loan Party Obligor, enforceable in accordance with its terms, except as such enforceability may be limited by applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally (whether enforcement is sought by proceedings in equity or at law). The execution, delivery and performance of this Waiver by each Loan Party Obligor party hereto and the consummation of the transactions contemplated hereby will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any assets of any such Loan Party Obligor pursuant to, any agreement, document or instrument to which such Loan Party Obligor is a party or by which any Loan Party Obligor is bound or to which any of the assets or property of any Loan Party Obligor is subject, except, with respect to this clause (A), as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (B) result in any violation of or conflict with the provisions of such Loan Party Obligor’s Organizational Documents, (C) result in the violation of any Applicable Law, (D) result in the violation of any judgment, order, rule, regulation or decree of any Governmental Authority, or (E) violate, conflict with or cause a breach or default under any agreement or instrument binding upon it, except, with respect to clauses (C) and (E) only, as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No consent, approval, Authorization or order of, or registration or filing with any Governmental Authority is required for (i) the execution, delivery and performance of this Waiver.

(c)       Immediately after giving effect to this Waiver (including Section 2 hereof) the representations and warranties of the Loan Party Obligors contained in the Loan Documents shall, in each case, be true, correct and complete in all material respects (without duplication of any materiality provision contained therein) on and as of the date hereof (or any earlier date with respect to which any such representation or warranty relates).

(d)       Immediately after giving effect to this Waiver (including Section 2 hereof), no Default or Event of Default shall have occurred and be continuing.

SECTION 5.    Fees, Costs and Expense Reimbursement. The Loan Party Obligors agree to pay on the date of this Waiver all fees, costs and expenses (including attorneys’ fees) incurred by the Secured Parties in connection with this Waiver and any other Loan Document and the transactions contemplated hereby and thereby.

SECTION 6.    Captions. Captions used in this Waiver are for convenience only and shall not modify or affect the interpretation or construction of this Waiver.

SECTION 7.    Counterparts. This Waiver may be executed in several counterparts, and by each party hereto on separate counterparts, each of which and any photocopies, facsimile copies and other electronic methods of transmission thereof shall be deemed an original, but all of which together shall constitute one and the same agreement.

SECTION 8.    Severability. If any provision of this Waiver shall be invalid, illegal or unenforceable in any respect under any Applicable Law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

SECTION 9.    Entire Agreement. The Facility Agreement, as modified hereby, together with all other Loan Documents, contains the entire understanding among the parties hereto with respect to the matters covered thereby and supersedes any and all other written and oral communications, negotiations, commitments and writings with respect thereto.

SECTION 10.  Successors; Assigns. This Waiver shall be binding upon the Borrower, the other Loan Party Obligors, the Lenders and the Collateral Agent and their respective successors and permitted assigns, and shall inure to the benefit of the Borrower, the other Loan Party Obligors, the Lenders, the Collateral Agent and the other Secured Parties and the successors and assigns of the Lenders, the Collateral Agent and the other Secured Parties. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Waiver or any of the other Loan Documents. No Loan Party Obligor may assign or transfer any of its rights or obligations under this Waiver without the prior written consent of the Collateral Agent and each Lender, and any prohibited assignment or transfer shall be absolutely void ab initio.

SECTION 11.   Governing Law. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WAIVER SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE. SECTION 6.4 OF THE FACILITY AGREEMENT IS INCORPORATED HEREIN, MUTATIS MUTANDIS.

SECTION 12.  Reaffirmation and Ratification; No Novation. Each Loan Party Obligor party hereto as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Person grants Liens in its property or otherwise acts as accommodation party or guarantor, as the case may be pursuant to the Loan Documents, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Facility Agreement and each other Loan Document to which it is a party and (ii) to the extent such Person granted Liens or security interests in any of its property pursuant to any Loan Documents as security for or otherwise guaranteed the Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant (and the validity and enforceability thereof) of Liens and confirms and agrees and acknowledges that such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the date hereof and from and after the date hereof. Each Loan Party Obligor party hereto hereby consents to this Waiver and acknowledges that the Facility Agreement and each other Loan Document remains in full force and effect and is hereby ratified and reaffirmed. The execution and delivery of this Waiver shall not operate as a waiver of any right, power or remedy of the Collateral Agent, the Lenders or any other Secured Party, constitute a waiver of any provision of the Facility Agreement or any other Loan Document or serve to effect a novation of the obligations (including the Obligations). For the avoidance of doubt, this Waiver is not intended by the parties to be, and shall not be construed to be, a novation of the Facility Agreement and the other Loan Documents or an accord and satisfaction in regard thereto.

SECTION 13.  Effect on Loan Documents.

(a)       The Facility Agreement, as modified hereby, and each of the other Loan Documents, shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Waiver shall not operate, except with respect to the waiver expressly set forth herein, as a waiver of, consent to, or a modification or amendment of, any right, power, or remedy of any Secured Party under the Facility Agreement or any other Loan Document. Except for the waiver expressly set forth herein, the Facility Agreement and the other Loan Documents shall remain unchanged and in full force and effect. The waiver set forth herein is limited to the specified provisions of this Waiver, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse future non-compliance with this Waiver, the Facility Agreement and the other Loan Documents nor operate as a waiver of any Default or Event of Default, shall not operate as a consent to any further or other matter under this Waiver, the Facility Agreement and the other Loan Documents and shall not be construed as an indication that any waiver of covenants or any other provision of this Waiver, the Facility Agreement or any other Loan Document will be agreed to, it being understood that the granting or denying of any waiver which may hereafter be requested by Borrower or any other Loan Party Obligor remains in the sole and absolute discretion of the Collateral Agent and the Lenders.

(b)       Upon the effectiveness of this Waiver, each reference in the Facility Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Facility Agreement, and each reference in the other Loan Documents to “the Facility Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Facility Agreement, shall mean and be a reference to the Facility Agreement as modified by this Waiver.

(c)       This Waiver is a Loan Document.

SECTION 14.  Guarantors’ Acknowledgment and Agreement. Although the Guarantors party hereto have been informed of the matters set forth herein and have agreed to the same, each such Guarantor understands, acknowledges and agrees that none of the Secured Parties has any obligations to inform such Guarantor of such matters in the future or to seek its acknowledgment or agreement to future amendments, restatements, supplements, changes, modifications, waivers or consents, and nothing herein shall create such a duty.

SECTION 15.  Release.

(a)       As of the date of this Waiver, each Loan Party Obligor, for itself and on behalf of its successors, assigns, Subsidiaries and such Loan Party Obligor’s and its Subsidiaries’ officers, directors (and any equivalent governing body), employees, agents, representatives, advisors, consultants, accountants and attorneys, and any Person acting for or on behalf of, or claiming through it (collectively, the “Releasing Persons”), hereby waives, releases, remises and forever discharges each Secured Party, each of their respective Affiliates and successors in title, and past, present and future officers, directors, employees, limited partners, general partners, investors, attorneys, assigns, subsidiaries, shareholders, trustees, agents and other professionals of the foregoing entities and all other Persons and entities to whom any Secured Party would be liable if such Persons were found to be liable to such Releasing Persons (each a “Releasee” and collectively, the “Releasees”), from any and all past, present and future claims, suits, liens, lawsuits, amounts paid in settlement, debts, deficiencies, disbursements, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, whether based in equity, law, contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (each a “Claim” and collectively, the “Claims”), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, matured or unmatured, foreseen or unforeseen, past or present, liquidated or unliquidated, suspected or unsuspected, which such Releasing Persons ever had from the beginning of the world until (and including) the date hereof, against any such Releasing Person which relates, directly or indirectly, to the Facility Agreement, any other Loan Document, any Equity Document, the Stock owned by any Releasee or to any acts or omissions of any such Releasee with respect to the Facility Agreement, any other Loan Document, any Equity Document, or any Stock owned by any Releasee, or to the lender-borrower relationship evidenced by the Facility Agreement and the other Loan Documents (including as modified hereby, as applicable) or the Stock holder relationship evidenced by the Equity Documents.

(b)      As to each and every Claim released hereunder, each Loan Party Obligor hereby agrees, represents and warrants that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

(c)       As to each and every Claim released hereunder, each Loan Party Obligor also waives the benefit of each other similar provision of applicable federal, state or foreign law (including without limitation the laws of the State of New York), if any, pertaining to general releases after having been advised by legal counsel to such Loan Party Obligor with respect thereto.

(d)       Each Loan Party Obligor acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such Claims and agrees that this Waiver shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Loan Party Obligor understands, acknowledges and agrees that the release set forth above in this Section 15 may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(e)       Each Loan Party Obligor hereby agrees, represents, and warrants that (i) neither such Loan Party Obligor nor any other Releasing Person has voluntarily, by operation of law or otherwise, assigned, conveyed, transferred or encumbered, either directly or indirectly, in whole or in part, any right to or interest in any of the Claims released pursuant to this Section 15; (ii)(A) this Waiver has been entered into (1) without force or duress and (2) of the free will of each such Person and (B) the decision of such undersigned to enter into this Waiver is a fully informed decision and such undersigned is aware of all legal and other ramifications of each such decision; and (iii) such Loan Party Obligor has (A) read and understands this Waiver (including the release granted in this Section 15 and the Facility Agreement), (B) consulted with and been represented by independent legal counsel of its own choosing in negotiations for and the preparation of this Waiver, (C) read this Waiver in full and final form, and (D) been advised by its counsel of its rights and obligations under this Waiver.

(f)        Each Loan Party Obligor, for itself and on behalf of each other Releasing Person, hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by such Person pursuant to the above release in this Section 15. Each Loan Party Obligor further agrees that it shall not dispute the validity or enforceability of this Waiver, the Facility Agreement, any of the other Loan Documents, or any Equity Document, or any of its obligations hereunder or thereunder, or the creation, validity, perfection, priority, enforceability or the extent of the Collateral Agent’s security interest or Lien on any item of Collateral under the Facility Agreement, the Security Agreement and the other Loan Documents or the providing of any “control” (within the meaning of Articles 8 and 9 under the applicable UCC) under any Control Agreement or any other Loan Document. If any Loan Party Obligor or any other Releasing Person breaches or otherwise violates the foregoing covenant and provisions, such Loan Party Obligor, for itself and its Releasing Persons, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees, expenses and costs and any other fees, expenses and costs incurred by such Releasee as a result of such breach or violation.

(g)      The provisions of this Section 15 shall survive the termination of the Facility Agreement, the other Loan Documents and the Equity Documents and the payment in full of the Obligations.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed this Waiver as of the date first set forth above.

BORROWER:

NEOS THERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ Richard Eisenstadt
Name:	Richard Eisenstadt
Title:	Chief Financial Officer

GUARANTORS:

NEOS THERAPEUTICS COMMERCIAL, LLC, a Delaware limited liability company

By:	/s/ Richard Eisenstadt
Name:	Richard Eisenstadt
Title:	Chief Financial Officer

NEOS THERAPEUTICS BRANDS, LLC,
a Delaware limited liability company

By:	/s/ Richard Eisenstadt
Name:	Richard Eisenstadt
Title:	Chief Financial Officer

NEOS THERAPEUTICS, LP,
a Texas limited partnership

By:	PharmaFab Texas, LLC, its general partner

By:	/s/ Richard Eisenstadt
Name:	Richard Eisenstadt
Title:	Chief Financial Officer

Signature Page – Neos Therapeutics Waiver

PHARMAFAB TEXAS, LLC,
a Texas limited liability company

By:	/s/ Richard Eisenstadt
Name:	Richard Eisenstadt
Title:	Chief Financial Officer

Signature Page – Neos Therapeutics Waiver

COLLATERAL AGENT:

Deerfield Mgmt, L.P.

By:	J.E. Flynn Capital, LLC, General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

LENDERS:

DEERFIELD PRIVATE DESIGN FUND III, L.P.

By:	Deerfield Mgmt III, L.P., its General Partner
By:	J.E. Flynn Capital III, LLC, its General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

DEERFIELD PARTNERS, L.P.

By:	Deerfield Mgmt, L.P.,
its General Partner

By:	J.E. Flynn Capital, LLC,
its General Partner

By:	/s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

Signature Page – Neos Therapeutics Waiver